UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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PROFILE TECHNOLOGIES, INC.
(Name of the Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROFILE TECHNOLOGIES, INC. 2 Park Avenue, Suite 201 Manhasset, New York 11030

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of Profile Technologies, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Tuesday, November 17, 2009, at the offices of McGuireWoods LLP, located at 1345 Avenue of the Americas, Seventh Floor, New York, New York, 10105, for the following purposes:

1.	To elect a Board of Directors consisting of five persons to serve for a term of one year (until the next Annual Meeting of the Stockholders) or until their respective successors are elected and have been qualified.

2.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors (the “Board”) has fixed September 24, 2009 as the record date (the “Record Date”) for determining the stockholders of the Company (the “Stockholders”) entitled to notice of, and to vote at, the Annual Meeting and any adjournment of the Annual Meeting. The transfer books of the Company will not be closed, but only Stockholders of the Company of record on such date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the Annual Meeting.

Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please complete, sign and date the accompanying proxy card as promptly as possible and return the proxy card to the Company in the enclosed envelope. No additional postage is required if the envelope is mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting and will assure that your shares are voted if you are unable to attend.

By Order of the Board of Directors

/s/ Henry E. Gemino
Henry E. Gemino
Chief Executive Officer

October 19, 2009

PROFILE TECHNOLOGIES, INC. 2 Park Avenue, Suite 201 Manhasset, New York 11030

DEFINITIVE PROXY STATEMENT 2009 ANNUAL MEETING OF STOCKHOLDERS November 17, 2009

INTRODUCTION

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Profile Technologies, Inc., a Delaware corporation (the “Company”), to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, Seventh Floor, New York, New York, 10105, at 10:00 a.m. local time on Tuesday, November 17, 2009, and at any and all adjournments of the Annual Meeting.

The Definitive Proxy Statement and the enclosed proxy card will be mailed to our stockholders of the Company (the “Stockholders”) on or about October 19, 2009.

The Company anticipates that the Stockholders will consider and vote upon the following matters at the Annual Meeting:

1.	To elect five persons as directors each to serve a term of one year (until the next annual meeting of Stockholders) or until their respective successors are elected and have been qualified.

2.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

VOTING OF PROXIES

Shares are represented by proxies set forth in properly signed and returned proxy cards in substantially the form of Appendix A to this Proxy Statement. Unless subsequently revoked, proxies will be voted at the Annual Meeting in accordance with the instructions marked on the proxy card. If a proxy card is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR approval of the proposals stated in this proxy statement, and in the discretion of the holders of the proxies on other matters that may properly come before the Annual Meeting.

If you have executed and delivered a proxy card, you may revoke your proxy at any time before it is voted by attending the Annual Meeting and voting in person, by giving the Company written notice of revocation of the proxy, or by submitting a signed proxy card bearing a later date. To revoke the prior proxy, the notice of revocation or later proxy card must be received by the Company before the vote of Stockholders at the Annual Meeting. Unless you vote at the Annual Meeting or take other action, your attendance at the Annual Meeting will not revoke your proxy.

VOTING PROCEDURES

The Company’s state of incorporation is Delaware. Under Delaware law and the Company’s bylaws, the holders of a majority of the outstanding shares of the common stock (the “Common Stock”) of the Company entitled to vote constitute a quorum at any meeting of Stockholders. Votes cast by proxy or in person at the Annual Meeting will be counted by the inspector of elections appointed by the Company. The inspector of elections will treat shares of Common Stock represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under Delaware law and the Company’s bylaws, directors are elected by a plurality of the votes cast by the holders of shares entitled to vote at a meeting at which a quorum is present. Therefore, Proposal 1 will be adopted if a plurality of the shares present at the Annual Meeting in person or by proxy vote to elect the directors nominated for election at the Annual Meeting. Other matters are approved if affirmative votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present exceed the number of votes opposing the action, unless Delaware law or the Company’s Certificate of Incorporation or bylaws require a greater number of affirmative votes or voting by classes. Abstentions and broker non-votes have no effect and will be disregarded.

All of the officers and directors have informed the Company that they intend to vote in favor of the proposals to be considered for the vote of the Stockholders at the Annual Meeting.

VOTING SECURITIES

The Board has fixed the close of business on September 24, 2009 as the record date (the “Record Date”) for determining the Stockholders entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were 16,382,740 issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, held by approximately 1,150 Stockholders. As of the Record Date, the only outstanding voting security of the Company is Common Stock. As a Stockholder as of the Record Date, you are entitled to one vote for each share held on each matter properly submitted at the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

Five nominees are standing for election as directors on the Board to hold office until the next annual meeting of Stockholders is held and their successors are duly elected and qualified. All of the nominees, with the exception of John Agunzo, are current directors of the Company standing for re-election and were previously elected by the Stockholders. The Board nominated Mr. Agunzo on December 1, 2008 to the Board of Directors. If one or more of the nominees is unable to serve, or for good cause will not serve at the time of the Annual Meeting, the shares represented by the proxies solicited by the Board will be voted for the other nominees and for any substitute nominee(s) designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that any of the nominees named will be unable or unwilling to serve. In the election of directors, those nominees receiving the greatest number of votes shall be elected, even if such votes do not constitute a majority. Certain information regarding each nominee follows. Each nominee has consented to being named in the proxy statement and to serve if elected.

INFORMATION ON DIRECTORS AND NOMINEES

The directors nominated for election at the Annual Meeting are as follows:

Name	Age	Position With Company	Director Since

Henry E. Gemino	58	Chief Executive Officer, Chief Financial Officer, and Director	1988
Murphy Evans	77	President and Director	1994
Charles Christenson	79	Director	1999
Richard L. Palmer	65	Director	2007
John Agunzo	52	Director	2008

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Set forth below are the names of all directors and executive officers of the Company, all positions and offices with the Company held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years: Henry E. Gemino. Mr. Gemino, a co-founder of the Company, has served as a director and the Chief Financial Officer of the Company since 1988. From 1988 through October 2000, he served as Executive Vice President and Chief Operating Officer of the Company. Since October 2000, he has served as Chief Executive Officer of the Company.

Murphy Evans. Since 1994 Mr. Evans has served as President and a director of the Company. Mr. Evans also serves as the President of L & S Holding Co., a family-owned holding company that is engaged in several different businesses and as President and Director of Falco Enterprises, Inc., Arran Corporation, Spring Hill Homes, Inc. and Spring Hill Water Co., none of which are reporting companies under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Evans received an AB degree in history from Princeton University in 1954 and an MBA degree from the Harvard Graduate School of Business Administration in 1958.

Charles Christenson. Dr. Christenson has been a director of the Company since 1999. He is the Royal Little Professor of Business Administration, Emeritus, at the Graduate School of Business Administration at Harvard University and served as faculty chairman of both the MBA and Doctoral Programs. He received his B.Sc. degree in Industrial and Labor Relations from Cornell University in 1952, his MBA degree with high distinction from Harvard University in 1954 and his DBA degree in Managerial Economics from Harvard University in 1961. While on leave of absence from the Harvard University faculty, he also served as Deputy to the Assistant Secretary of the Air Force (Financial Management) during the Kennedy Administration. He is a member of the American Association for the Advancement of Science. Dr. Christenson has also authored or co-authored a number of books and articles on quantitative methods, management control and philosophy of science. Dr. Christenson served as a director of KENETECH Corporation from 1981–2001 and also serves as a director of Boston Baroque, Inc., a not-for-profit organization performing and recording music of the Baroque and Classical periods.

Richard L. Palmer. Mr. Palmer has served as a director of the Company since 2007. He has been a practicing attorney since 1972 with a primary emphasis on litigation. He received his undergraduate degree from Texas Tech University in 1966 and his Doctor of Jurisprudence degree from Texas Tech University in 1972. Mr. Palmer is licensed to practice in Texas State courts, U.S. District Courts for the Northern, Western and Southern Districts of Texas, and the U.S. Fifth Circuit Court of Appeals.

John Agunzo. Mr. Agunzo has served as a director of the Company since December 2008. Mr. Agunzo has been in the leasing finance business for over fifteen years.

Family Relationships and Other Matters

There are no family relationships among or between any of the Company’s officers and directors.

Legal Proceedings

During the past five years none of the Company’s directors, executive officers, or promoters have been:

  the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
  convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
  subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
  found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Pursuant to Section 16(a) of the Exchange Act of 1934, the executive officers and directors of the Company in addition to any person who owns more than 10% of the common stock of the Company are required to report their ownership of the common stock of the Company and changes to such ownership with the SEC. Based on a review of such reports and information provided to the Company, the Company believes that during the fiscal year ended June 30, 2009, the executive officers and directors of the Company have complied with applicable filing requirements under Section 16(a), except that Mr. Murphy Evans did not file one Form 4, reporting one transaction, within the reporting time frame required by the SEC.

CODE OF ETHICS

The Company has adopted a Financial Code of Ethical Conduct that applies to all of the officers, directors, employees and consultants of the Company and its affiliates, including its Chief Financial Officer and Chief Executive Officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and applicable Financial Industry Regulatory Authority (“FINRA”) listing standards. Accordingly, the Financial Code of Ethical Conduct is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Financial Code of Ethical Conduct, and accountability. The Company’s Financial Code of Ethical Conduct is available on the Company’s website at http://www.profiletech.net. To access the Financial Code of Ethical Conduct, click on “Investor Relations” and then click on “Financial Code of Ethical Conduct”.

CORPORATE GOVERNANCE

Director Independence

The Company is not listed on a U.S. securities exchange and, therefore, is not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances, the Company’s Board of Directors has determined that each of Messrs. Christenson, Palmer, and Agunzo are independent from the Company’s management and qualify as “independent directors” under the standards of independence under the applicable FINRA listing standards. This means that, in the judgment of the Board of Directors, none of those directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. As a result, the Company has a majority of independent directors as required by the FINRA listing standards. Upon the Company’s listing on any national securities exchange or any inter-dealer quotation system, it will elect such independent directors as is necessary under the rules of any such securities exchange.

Board of Directors Meetings and Committees of the Board of Directors

During the fiscal year ended June 30, 2009, the Board held a total of eight meetings. All members of the Board attended at least 75% of all meetings of the Board and all meetings held by all committees of the Board on which he served.

Audit Committee

The Board maintains an Audit Committee composed of Dr. Charles Christenson and Mr. Richard Palmer. The principal functions of the Audit Committee are to monitor the Company's financial reporting process and internal control system, to review and appraise the audit efforts of the Company's independent registered public accounting firm and the internal audit function, to provide a means of communication among the independent accountants, financial and senior management, the internal audit function, and the Board, and to communicate with the Company’s independent accountants outside of the presence of management, when necessary. The Audit Committee is also responsible for all matters set forth in its written charter, a copy of which was attached as Appendix B to the Company’s proxy statement for the 2004 annual meeting. The Audit Committee held four meetings during the fiscal year ended June 30, 2009.

The Board has determined that based on his experience and knowledge in financial and auditing matters Dr. Christenson is an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules. Dr. Christenson meets the standards of independence under the applicable FINRA listing standards.

Under the Company’s Audit Committee Charter, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described under the Securities Exchange Act of 1934 (the “Exchange Act”) which are approved by the Audit Committee prior to the completion of the audit.

Compensation Committee

The Board has a Compensation Committee composed of Murphy Evans and Richard Palmer. The principle functions of the Compensation Committee are to establish overall compensation policies for the Company and to review the recommendations submitted by the Company’s management. In November 2008, the Compensation Committee met with the full board to review employee compensation packages. As a result of this review process, the Board, of which the Compensation Committee is part, approved various stock option grants to employees, Board members, and consultants and an increase to two employees’ salaries.

Nominating Committee.

The Board does not have a standing Nominating Committee. The Company does not maintain a policy for considering nominees. The Company’s Bylaws provides that the number of Directors shall be determined by resolution of the Stockholders or the Board, but in no event shall be less than three. The Board shall be large enough to maintain the Company’s required expertise but not too large to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

While the Board is solely responsible for the selection and nomination of directors, the Board may consider nominees recommended by Stockholders as it deems appropriate. Stockholders who wish to recommend a nominee should send nominations to the Company’s Chief Executive Officer, Henry E. Gemino, 2 Park Avenue, Suite 201, Manhasset, New York, 11030 that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the Stockholders.

Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by addressing their correspondence to the Board of Directors at Profile Technologies, Inc., Attention: Henry E. Gemino, Chief Executive Officer, 2 Park Avenue, Suite 201, Manhasset, New York, 11030. The Board of Directors has approved a process pursuant to which they shall review and forward correspondence to the appropriate director or group of directors for response.

EXECUTIVE COMPENSATION

The following table and descriptive materials set forth information concerning compensation earned for services rendered to the Company by: the Chief Executive Officer (the “CEO”); the Chief Financial Officer (the “CFO”); and the three other most highly-compensated executive officers other than the CEO and CFO who were serving as executive officers of the Company at the end of the 2009 fiscal year (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by the Named Executive Officers during the fiscal years ended June 30, 2009, 2008 and 2007.

	Year Ended		Option
Name and Principal Position	June 30,	Salary ($)	Awards ($) (6)	Total ($)

Henry E. Gemino,	2009	$120,000(1),(2)	$151,000	$271,000
Chief Executive Officer, Chief	2008	120,000(1),(2)	111,000	231,000
Financial Officer, and Director	2007	120,000(1),(2)	277,200	397,200

Murphy Evans,	2009	48,000(1),(3)	52,850	100,850
President and Director	2008	30,000(1),(3)	111,000	141,000
	2007	-(1),(3)	177,100	177,100

Robert C. Geib,	2009	118,125(4)	174,250	292,375
Chief Operating Officer	2008	95,833(4)	16,625(4)	112,458

Philip L. Jones,	2009	50,000(5)	68,400	118,400
Executive Vice President	2008	50,000(5)	55,500	105,500
	2007	50,000(5)	53,300	103,300

(1)	Due to the Company’s need for cash, the Company has deferred compensation owed to certain officers of the Company. Such amounts will continue to be deferred until the Company has sufficient resources to pay such amounts owed. On March 18, 2002, the Board approved a conversion right on all deferred wages due to officers as of March 18, 2002 (the “Officers’ Conversion Right”). Pursuant to the Officers’ Conversion Right, officers may elect to convert $1.00 of compensation owed to them as of March 18, 2002 for an option to purchase two shares of the Company’s common stock, at an exercise price of $1.00 per share for a term of five years. Pursuant to the Officers’ Conversion Right, as of June 30, 2009, the Company owed Mr. Gemino $11,500 and Mr. Evans $20,500, resulting in the potential issuance of 23,000 and 41,000 options, respectively, under the Officers’ Conversion Right terms described above. To date, Mr. Gemino and Mr. Evans have not elected to exercise their Officers’ Conversion Right.

(2)	The Company did not defer any salary payments owed to Mr. Gemino during the years ended June 30, 2009, 2008, and 2007. As of June 30, 2009 total deferred compensation owed to Mr. Gemino was $184,600.

(3)	In November 2007, the Board approved that Mr. Evans receive a monthly salary of $4,000 of which $2,000 be paid in cash and the remaining $2,000 be deferred until the Company has significant resources to repay any deferred amounts. During the year ended June 30, 2009, the Company deferred $24,000. As of June 30, 2009 total deferred compensation owed to Mr. Evans was $70,500.

(4)	On August 20, 2007, the Board elected Robert C. Geib as the Company’s Chief Operating Officer, effective September 4, 2007. Pursuant to Mr. Geib's Employment Agreement, his annual base salary was set by the Board at $115,000. In addition, the Board agreed to grant Mr. Geib, on September 4, 2007 an option to purchase 50,000 shares of the Company's common stock, under the Company's 1999 Stock Plan, and on March 4, 2008 to grant him an additional option to purchase 50,000 shares of common stock. The exercise prices of the grants on September 4, 2007 and March 4, 2008, were $1.05 and $1.13 per share, respectively, the closing price of the common stock on the dates of grant, or, if the Company's stock was not traded on the date of grant, the first day of active trading following each respective grant date. Each of the two option grants vest 25% on the first anniversary of the grant dates, with the remainder vesting at 25% on each of the three subsequent anniversaries of the grant dates until the options are fully vested. Effective November 17, 2008, the Board approved an increase to Mr. Geib’s annual salary to $120,000.

(5)	Mr. Jones’ annual salary is $50,000. During the year ended June 30, 2009, the Company deferred $14,000 owed to Mr. Jones. As of June 30, 2009 total deferred compensation owed to Mr. Jones was $311,625.

(6)	This column reflects the dollar amount recognized for financial statement reporting purposes in accordance with applicable SEC rules and guidance and FAS 123R for stock options, which may include amounts from awards made in and prior to the years shown. For information regarding significant factors, assumptions and methodologies used in determining the fair value of the Company's stock options, see Note 4 “Stock Based Compensation, Stock Options and Warrants” to the Profile Technologies, Inc. Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding grants of plan-based awards to the Company’s Named Executive Officers during the fiscal year ended June 30, 2009. The Company does not have any non-equity incentive plans and has therefore omitted the corresponding columns.

		Estimated Future Payouts Under Equity			Exercise or	Grant Date Fair
Name	Grant	Incentive Plan Awards			Base Price of	Value of Stock and
	Date	Threshold	Target	Maximum	Option Awards	Option Awards
		(#)	(#)	(#)	($/Sh)	($)(2)
Henry E. Gemino	11/17/08	-0-	100,000(1)	-0-	1.87	151,000
Murphy Evans	11/17/08	-0-	35,000(1)	-0-	1.87	52,850
Robert C. Geib	11/17/08	-0-	100,000(1)	-0-	1.70	152,000
Philip L. Jones	11/17/08	-0-	45,000(1)	-0-	1.70	68,400

(1)	Consists of stock options that were granted pursuant to the 2008 Stock Ownership Incentive Plan, were fully vested upon grant, and expire on November 16, 2018.

(2)	The grant date fair value of these options was determined in accordance with FAS 123R, using a Black- Scholes option pricing model. For information regarding significant factors, assumptions and methodologies used in determining the fair value of the Company's stock options, see Note 4 “Stock Based Compensation, Stock Options and Warrants” to the Profile Technologies, Inc. Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009. The grant date fair value computed in accordance with FAS 123R was the same as that reported in the table above.

OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END

The following table sets forth information regarding equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of June 30, 2009.

	Option Awards	Option Awards
	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised	Option
Name	Options (#)	Options (#)	Exercise Price	Option Expiration
	Exercisable	Unexercisable	($)	Date

Henry E. Gemino	600,000	-	1.16	2/15/15
	50,000	-	1.21	12/11/15
	60,000	-	0.95	11/12/16
	100,000	-	1.32	11/15/17
	100,000	-	1.87	11/16/18

Murphy Evans	200,000	-	1.16	2/15/15
	50,000	-	1.21	12/11/15
	80,000	-	0.95	11/12/16
	100,000	-	1.32	11/15/17
	35,000	-	1.87	11/16/18

Philip L. Jones	200,000	-	1.16	2/15/15
	50,000	-	1.12	12/11/15
	65,000	-	0.86	11/12/16
	50,000	-	1.20	11/15/17
	45,000	-	1.70	11/16/18

Robert C. Geib	25,000	-	1.20	11/15/17
	12,500(1)	37,500(1)	1.05	9/3/12
	12,500(1)	37,500(1)	1.13	3/3/13
	100,000	-	1.70	11/16/18

(1)	On August 20, 2007, the Board elected Robert C. Geib as the Company’s Chief Operating Officer, effective September 4, 2007. Pursuant to Mr. Geib's Employment Agreement, his annual base salary was set by the Board at $115,000. In addition, the Board agreed to grant Mr. Geib, on September 4, 2007 an option to purchase 50,000 shares of the Company's common stock, under the Company's 1999 Stock Plan, and on March 4, 2008 to grant him an additional option to purchase 50,000 shares of common stock. The exercise prices of the grants on September 4, 2007 and March 4, 2008, were $1.05 and $1.13 per share, respectively, the closing price of the common stock on the dates of grant, or, if the Company's stock was not traded on the date of grant, the first day of active trading following each respective grant date. Each of the two option grants vest 25% on the first anniversary of the grant dates, with the remainder vesting at 25% on each of the three subsequent anniversaries of the grant dates until the options are fully vested.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the exercise of stock options by each of the Named Executives during the year ended June 30, 2009.

Option Awards
Number of Shares
		Acquired on	Value Realized on
	Name	Exercise (#)	Exercise ($)

Murphy Evans		20,000	11,000(1)

(1)	Calculated as the difference between the market price of the underlying securities on the exercise date and the exercise price times the number of shares acquired upon exercise.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company does not have any change-of-control or severance agreements with any of its executive officers or directors. In the event of the termination of employment of the Named Executive Officers any and all vested unexercised stock options may be exercised at any time prior the stock options specified expiration date.

COMPENSATION OF DIRECTORS

The Company does not pay director compensation to directors who are also employees of the Company. The Company’s Board of Directors determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

  Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of Profile Technologies, Inc.s’ size and scope;
  Compensation should align the directors’ interests with the long-term interests of Stockholders; and
  Compensation should assist with attracting and retaining qualified directors.

Non-employee directors receive $1,000 per month for their services as directors. Directors are entitled to participate in, and have been issued options under, the Company’s 1999 Stock Plan and 2008 Stock Ownership Incentive Plan. The Company also reimburses directors for any actual expenses incurred to attend meetings of the Board.

Due to the Company’s critical need for cash, the Company has deferred all payments owed to the directors for directors’ fees until the Company has sufficient resources to pay such fees. As of June 30, 2009, the Company owed $175,000 in deferred directors’ fees. On March 18, 2002, the Board approved a conversion right on all directors’ fees deferred as of March 18, 2002 (the “Directors’ Conversion Right”). Pursuant to the Directors’ Conversion Right, directors may elect to convert $1.00 of directors’ fees owed to them as of March 18, 2002 for an option to purchase two shares of the Company’s common stock, at an exercise price of $1.00 per share for a term of five years. As of June 30, 2009, deferred directors’ fees subject to the Directors’ Conversion Right were $9,000, resulting in the potential issuance of 18,000 options under the terms described above. To date, none of the directors have elected to exercise their Directors’ Conversion Right.

The following table provides information regarding all compensation paid to the Company’s non-employee directors during the fiscal year ended June 30, 2009.

	Director Compensation
	Fees Earned or
	Paid in	Option
Name	Cash($) (1)	Awards ($) (2)	Total ($)

Charles Christenson (3)	$12,000	$60,800	$72,800
Richard Palmer (3)	12,000	53,200	65,200
John Agunzo (4)	7,000	38,850	45,850
Total Director Compensation	$31,000	$152,850	$183,850

(1)	The amounts in this column represent the monthly cash meeting fee earned by or paid to the Company's non-employee directors for service during the fiscal year ended June 30, 2009.

(2)	This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009 in accordance with FAS 123R for stock option awards. For information regarding significant factors, assumptions and methodologies used in determining the fair value of the Company's stock options, see Note 4 “Stock Based Compensation, Stock Options and Warrants” to the Profile Technologies, Inc. Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009. The grant date fair value computed in accordance with FAS 123R was the same as that reported in the table above. The stock options were fully vested upon grant.

(3)	On November 17, 2008, the Company granted Dr. Christenson and Mr. Palmer stock options to purchase 40,000 and 35,000 shares of the Company’s common stock, respectively. The stock options were fully vested upon grant and expire on November 16, 2018. The exercise price of the stock options was $1.70, the closing price of the Company’s common stock on December 1, 2008, the date of grant.

(4)	On December 1, 2008, the Board nominated Mr. Agunzo to the Board of Directors. As partial compensation for joining the Board, The Board granted Mr. Agunzo an option to purchase 35,000 shares of the Company’s common stock, under the Company’s 2008 Stock Ownership Incentive Plan. The exercise price of the stock option was $1.26, the closing price of the Company’s common stock on December 2, 2008, the first day of active trading following the date of grant. The stock option was fully vested upon grant and expires on November 30, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of September 24, 2009 by (i) all persons who are known to the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock, and (ii) by each director, director nominee, and Named Executive Officer and (iii) by all executive officers and directors as a group:

		Number of
		Shares
Name and Address of Beneficial		Beneficially	Percent
Owner	Positions and Offices Held	Owned(1)	of Class(1)

Henry E. Gemino
5 Strickland Place	Chief Executive Officer, Chief	1,880,433(2)	11.48%
Manhasset, NY 11030	Financial Officer, and Director

Murphy Evans
204 Railroad Street	President and Director	5,618,334(3)	34.29%
P.O. Box 688
Laurinburg, NC 28532

Philip L. Jones
203 Beaver Road	Executive Vice President	433,286(4)	2.64%
Sewickley, PA 15143

Robert C. Geib
5153 Woodward Drive	Chief Operating Officer	162,500(5)	0.99%
Doylestown, PA 18902

Charles Christenson
1 Chauncy Lane	Director	650,666(6)	3.97%
Cambridge, MA 02238

Richard L. Palmer
3419 60th Street	Director	211,200(7)	1.29%
Lubbock, TX 07871

John Agunzo
19 Croyden Street,	Director	483,800(8)	2.95%
New Hyde Park, NY 11040

All Directors and Officers as a		9,440,319(9)	57.61%
Group (7 persons)

(1)	Calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 16,382,740 shares of Common Stock issued and outstanding on a fully diluted basis as of September 24, 2009. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)	Includes 6,000 shares held by the wife of Mr. Gemino, includes warrants to purchase 300,000 shares of the Company’s common stock, and options to purchase 1,100,000 shares of the Company’s common stock, 190,000 of which are held by the wife of Mr. Gemino.

(3)	Includes 30,000 shares held by the late wife of Mr. Evans, 391,667 shares held in the name of Falco Enterprises, Inc., a company controlled by Mr. Evans, 230,500 shares held by L&S Holding Co., a company controlled by Mr. Evans, 210,000 shares held by Arran Corporation, a company controlled by Mr. Evans, and 750,000 shares held by EnviroResources, LLC, a company controlled by Mr. Evans. Also includes warrants to purchase
2,545,000 shares of the Company’s common stock, 305,000 of which are held in the name of Falco Enterprises, Inc., 205,000 in the name of L&S Holding Co., and 210,000 in the name of Arran Corporation. Also includes options to purchase 465,000 shares of the Company’s common stock.

(4)	Includes options to purchase 410,000 shares of the Company’s common stock.

(5)	Represents options to purchase 162,500 shares of the Company’s common stock.

(6)	Includes warrants to purchase 50,000 shares of the Company’s common stock and options to purchase 455,000 shares of the Company’s common stock.

(7)	Includes options to purchase 100,000 shares of the Company’s common stock.

(8)	Includes warrants to purchase 140,000 shares of the Company’s common stock and options to purchase 35,000 shares of the Company’s common stock.

(9)	Assumes exercise of all warrants and options exercisable within 60 days that are owned by all officers and directors.

EXECUTIVE OFFICERS OF THE COMPANY

In addition to Henry E. Gemino and Murphy Evans, who also serve as directors, the following constitute executive officers of the Company:

Name	Age	Position Held With Company

Philip L. Jones	67	Executive Vice President
Robert C. Geib	38	Chief Operating Officer

Philip L. Jones has been serving as Executive Vice President since September 2001. For one year previous to his employment by the Company, he provided energy consulting services to certain utility companies. Prior to that, Mr. Jones served in various capacities with Consolidated Natural Gas Company, a large integrated energy company, for more than 30 years, including six years as Vice President for Marketing with CNG's exploration and production subsidiary, CNG Producing Company. He received his law degree from West Virginia College of Law in 1967 and his B.A. from Princeton University in 1964. Mr. Jones was a Captain in the U.S. Army, 142nd JAG Detachment.

Robert C. Geib has been serving as the Company’s Chief Operating Officer since September 2007. Prior to joining the Company, Mr. Geib was the Director of Operations Services for the Northeast Gas Association in New York, NY. His duties included oversight of programs and projects relating to pipeline integrity and security, and he served as liaison between the association’s member companies and federal and state regulators. Prior to this, from 1999 to 2005, Mr. Geib worked at Southwest Gas Corporation in Las Vegas, NV as a supervisor and a distribution engineer. While there, his duties included the development of the corporate pipeline integrity program and supervising the implementation of new technologies for pipeline inspection and pipeline risk algorithms. Mr. Geib holds a B.S. in electronics engineering.

There are no family relationships among the executive officers. There are no arrangements or understandings between any officers and any other person, pursuant to which any officer was selected.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

In April 2002, the Company issued a non-interest bearing bridge note payable to an officer of the Company in the amount of $7,500. The note is payable in full when the Company determines it has sufficient working capital to do so. On September 29, 2002, the officer who was owed the $7,500 died.

Royalty Arrangement

In September, 1988, at the time Gale D. Burnett, a beneficial stockholder of more than 10% of the Company’s common stock, first transferred certain technology, know-how and patent rights to the Company, a royalty interest of 4% of all pre-tax profits derived from the technology and know-how transferred was granted to Northwood Enterprises, Inc., a family-owned company controlled by Mr. Burnett. Northwoods Enterprises subsequently assigned such royalty interest back to Mr. Burnett. On April 8, 1996, Mr. Burnett assigned 2% of this royalty interest to certain stockholders of the Company, 1 1/4% of which was assigned to Henry Gemino, currently the Chief Executive Officer and Chief Financial Officer, and a director of the Company. This royalty arrangement also applies to all future patent rights and technology developed by Mr. Burnett and assigned to the Company. To date, no royalty payments have been made or earned under the above described arrangement.

Director Independence

Please refer to “Director Independence” under the section titled “CORPORATE GOVERNANCE”.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board selected Peterson Sullivan, LLP (“Peterson Sullivan”) as the independent registered public accounting firm to audit the financial statements of the Company for its fiscal year ended June 30, 2009. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company or any connection with the Company in any capacity otherwise than as independent accountants.

A representative of Peterson Sullivan will be present via telephone at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions submitted to the Secretary of Profile Technologies, Inc. in advance of the Annual Meeting.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table presents aggregate fees for professional services rendered by Peterson Sullivan during the years ended June 30, 2009 and 2008.

	Year Ended
	June 30,
	2009	2008

Audit Fees	$36,000	$35,600
Audit-related Fees	2,624	—
Tax Fees	—	—
Total Fees	$38,624	$35,600

Audit Fees

Audit Fees for the years ended June 30, 2009 and 2008 consist of the aggregate fees billed by Peterson Sullivan for the audit of the financial statements included in the Company’s Annual Report on Form 10-K and review of interim financial statements included in the quarterly reports on Form 10-Q during the years ended June 30, 2009 and 2008.

All Other Fees

All Other Fees for the year ended June 30, 2009 consist of the aggregate fees billed by Peterson Sullivan for the assistance in the Company’s response to a comment letter received from the SEC.

AUDIT COMMITTEE PRE-APPROVAL POLICY

Generally, the Audit Committee must approve all audit and non-audit services to be provided to the Company. The Audit Committee may implement policies and procedures by which such services are approved other than by the full Committee, but has not yet done so.

The Audit Committee approved 100% of the Audit Fees for the years ended June 30, 2009 and 2008.

The Audit Committee shall not approve non-audit services that the Audit Committee believes may impair the independence of the independent registered public accounting firm. As of the date of the approval of the Audit Committee Charter, permissible non-audit services include any professional services (including tax services), that are not prohibited services as described below, provided to the Company by the independent registered public accounting firm, other than those provided to the Company in connection with an audit or a review of the financial statements of the Company. Permissible non-audit services may not include: (i) bookkeeping or other services related to the accounting records or financial statements of the Company; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Pre-approval by the Audit Committee of any permissible non-audit services is not required so long as the aggregate amount of all such permissible non-audit services provided to the Company constitutes not more than 5% of the total amount of revenues paid to the Company’s independent registered public accounting firm during the fiscal year in which the permissible non-audit services are provided to the Company.

AUDIT COMMITTEE REPORT

The Board maintains an Audit Committee composed of Dr. Charles Christenson and Mr. Richard Palmer who have been found by the Board of Directors to be both independent and financially literate as required by the listing standards of FINRA. In addition, based on his experience and knowledge in financial and auditing matters, the Board has determined that Dr. Christenson is an Audit Committee Financial Expert under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.

As set forth in its charter, the Audit Committee assists the Board by reviewing financial reports the Company provides to governmental bodies or the public, monitoring the adequacy of the Company’s internal controls regarding finance and accounting, reviewing its auditing, accounting, and financial reporting processes generally, and verifying the independence of the Company’s independent auditors. All auditors employed or engaged by the Company report directly to the Audit Committee. To fulfill its responsibilities, the Audit Committee recommends the selection of auditors and reviews reports of auditors and examiners, as well as management's responses to such reports, to ensure the effectiveness of internal controls and the implementation of remedial action. The Audit Committee also recommends to the Board whether to include the audited financial statements in the Company’s Annual Report and Form 10-K.

In discharging its responsibility, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and letter from the Company’s independent auditors as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended June 30, 2009, with management and the independent auditors. Management has the responsibility for preparation of the Company’s financial statements, and the independent auditors have the responsibility for examination of those statements. Based on this review of the financial statements, discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report and Form 10-K for the year ended June 30, 2009, for filing with the SEC.

Audit Committee

/s/ Charles Christenson	/s/ Richard Palmer
Charles Christenson	Richard Palmer

OTHER MATTERS TO BE VOTED UPON

As of the date of this proxy statement, the Board does not know of or anticipate that any other matters will be brought before the Stockholders at the Annual Meeting. If, however, any other matters not mentioned in the proxy statement are properly brought before the Stockholders at the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Stockholders who wish to include a proposal in the Company’s proxy statement for the 2009 annual meeting must deliver a written copy of their proposal to the Company’s principal executive offices no later than June 30, 2010. Proposals must comply with the SEC proxy rules relating to stockholder proposals to be included in the Company’s proxy materials. Except for stockholder proposals to be included in the Company’s proxy statement, the deadline for nominations for director or other proposals made by a Stockholder is five days before the date of the 2010 Annual Meeting. Proposals should be directed to Henry E. Gemino, Chief Executive Officer, Profile Technologies, Inc., 2 Park Avenue, Suite 201, Manhasset, New York 11030.

ANNUAL REPORT ON FORM 10-K; DELIVERY TO STOCKHOLDERS SHARING ADDRESS

The Company will provide Stockholders with a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2009 simultaneously with delivery of the Definitive Proxy Statement. You may obtain additional copies of the Annual Report, without charge, by writing to Henry E. Gemino, Chief Executive Officer, Profile Technologies, Inc., 2 Park Avenue, Suite 201, Manhasset, New York 11030.

The Company is delivering only one proxy statement and Annual Report to multiple Stockholders sharing an address unless the Company has received contrary instructions from one or more of the Stockholders. The Company will promptly deliver upon written or oral request a separate copy of this proxy statement or the Annual Report to a Stockholder at a shared address to which a single copy was sent. If you are a Stockholder residing at a shared address and would like to request an additional copy of the proxy statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the proxy statement or Annual Report if you are currently receiving multiple copies), please send your request to our Chief Executive Officer at the address noted above.

FINANCIAL INFORMATION

The Company intends to incorporate by reference its Annual Report on Form 10-K for the fiscal year ended June 30, 2009 with the filing of the Definitive Proxy Statement.

COST OF SOLICITATION

The Company will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this proxy statement. The Company will solicit primarily through the mail, and the Company’s officers, directors, and employees may solicit by personal interview, telephone, facsimile, or e-mail proxies. These people will not receive additional compensation for such solicitations, but the Company may reimburse them for their reasonable out-of-pocket expenses.

Stockholders are requested to complete, sign, and date the accompanying proxy card and promptly return it to the Company’s transfer agent, Continental Stock Transfer & Trust Company, in the enclosed addressed, postage paid envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Henry E. Gemino
Henry E. Gemino
Chief Executive Officer

October 19, 2009

APPENDIX A

     PROXY
Profile Technologies, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     I, the undersigned Stockholder of Profile Technologies, Inc. (the “Company”), do hereby nominate, constitute and appoint Henry E. Gemino, my true and lawful proxy and attorney with full power of substitution for me and in my name, place and stead, to represent and vote all of the common stock, par value $0.001 per share, of the Company, held in my name on its books as of September 24, 2009, at the Annual Meeting of Stockholders to be held on Tuesday, November 17, 2009, as directed herein.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, the proxy will be voted FOR the election of all nominees listed in Proposal 1. Should any other matter requiring a vote of the Stockholders arise, the proxy named above is authorized to vote in accordance with his best judgment in the interest of the Company.

Please mark, sign, date and return this Proxy promptly using the enclosed addressed envelope or otherwise to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

If you do not sign and return a Proxy or attend the meeting and vote, your shares cannot be voted.

PROPOSAL 1. Election of the following Directors:
[ ] FOR all nominees listed below (except	[ ] WITHHOLD Authority to vote for all nominees
as marked to the contrary below)	listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) of such nominee(s) below.)
Henry E. Gemino	____________________
Murphy Evans	____________________
Charles Christenson	____________________
Richard L. Palmer	____________________
John Agunzo	____________________

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

.
Signature(s) _______________________	Signature(s) __________________________________	Date_____________________________

IMPORTANT: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.